Exhibit 1.1

6,130,000 Shares

SONUS PHARMACEUTICALS, INC.

Common Stock

PLACEMENT AGENCY AGREEMENT

April 27, 2006

NEEDHAM & COMPANY, LLC

445 Park Avenue

New York, New York 10022

PUNK, ZIEGEL & COMPANY, L.P.

520 Madison Avenue,

New York, NY 10022

THINKEQUITY PARTNERS LLC

31 West 52nd Street, Suite 1700

New York, NY 10019

Ladies and Gentlemen:

Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 6,130,000 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share (the “Common Stock”). The Company desires to engage Needham & Company, LLC as its exclusive lead placement agent (the “Lead Placement Agent”) and Punk, Ziegel & Company, L.P. and ThinkEquity Partners LLC as its exclusive co-placement agents (the “Co-Placement Agents” and, together with the Lead Placement Agent, the “Placement Agents”) in connection with the issuance and sale of the Shares. The Shares are described more fully in the Prospectus (as defined below).

The Company confirms its agreements with the Placement Agents as follows:

1.     Agreement to Act as Placement Agents.

(a)   On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Placement Agency Agreement (the “Agreement”), the Company engages the Placement Agents to act as its exclusive placement agents in connection with the issuance and sale of the Shares and each Placement Agent, severally and not jointly, hereby agrees, as an agent of the Company, to use its commercially reasonable efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior consent of the Lead Placement Agent, solicit or accept offers to purchase Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof or pursuant to the Company’s Employee Stock

Purchase Plan in effect on the date hereof (the “ESPP”) or the Company’s 401(k) Plan in effect on the date hereof (the “Plan”)) otherwise than through the Placement Agents in accordance herewith.

(b)   As compensation for the services rendered hereunder, on the Closing Date (as defined below), the Company shall pay to the Placement Agents, by wire transfer of immediately available U.S. funds payable to the order of the Placement Agents, to an account or accounts designated by the Placement Agents, an amount equal to 6% of the gross proceeds received by the Company from the sale of the Shares (the “Fee”), with 56% of the Fee payable to the Lead Placement Agent and 22% of the Fee payable to each of the Co-Placement Agents. The Placement Agents may, in their discretion, retain other brokers or dealers to act as sub-agents on the Placement Agents’ behalf in connection with the offering of the Shares.

(c)   This Agreement shall not give rise to a commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. The sale of the Shares shall be made pursuant to purchase agreements in the form attached hereto as Exhibit A (the “Purchase Agreements”).

2.     Delivery and Payment.

(a)   Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents and Wells Fargo Bank, N.A. as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which an escrow account (the “Escrow Account”) will be established for the benefit of the Company and the Investors. Prior to the Closing, each such Investor shall deposit into the Escrow Account an amount equal to the product of (x) the number of Shares such Investor has agreed to purchase and (y) the purchase price per share determined by the Purchase Agreements (the “Purchase Amount”). The aggregate of such Purchase Amounts is herein referred to as the “Escrow Funds.”  On the Closing Date, the Escrow Agent will disburse the Escrow Funds to the Company and the Placement Agents as provided in the Escrow Agreement and the Company shall cause its transfer agent to deliver the Shares purchased by such Investors.

(b)   Subject to the terms and conditions hereof, delivery of the Shares shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors, at the office of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive Suite 1600, Newport Beach, CA 92660 at 10:00 a.m., New York City time, on or before May 2, 2006 or at such time on such other date as may be agreed upon in writing by the Company and the Lead Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Escrow Funds (such date of delivery and payment is hereinafter referred to as the “Closing Date”). The Shares shall be delivered through the facilities of The Depository Trust Company, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the Closing Date. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Investors shall be borne by the Company.

3.     Representations and Warranties of the Company. The Company represents, warrants and covenants to each Placement Agent that:

(a)   The Company meets the requirements for the use of Form S-3; a registration statement (Registration No. 333-123763) on Form S-3, as amended and in effect, relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereof as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively referred to as the “Securities Act Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Securities Act. Copies of such registration statement and amendments and of each related Base Prospectus have been delivered to each Placement Agent. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Securities Act Rules and Regulations. The term “Registration Statement” means the registration statement as amended at the time it became effective and thereafter (the “Effective Date”), including all financial statements, exhibits and schedules thereto and any information deemed to be included by Rule 430A or Rule 430B of the Securities Act Rules and Regulations, and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations. The term “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Rules and Regulations. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations, the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act Rules and Regulations.

(b)   No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Securities Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission. On the Effective Date, the date the Base Prospectus was filed, and the date the Prospectus Supplement is first filed with the Commission pursuant to Rule 424(b), at all times during the period through and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Securities Act Rules and Regulations and will contain in all material respects all statements required to be stated therein in accordance with the Securities Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Securities Act Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Base Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base

Prospectus or any amendment or supplement to the Base Prospectus, including the Prospectus Supplement, is filed with the Commission, the date of the first use of the Prospectus Supplement, and at the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus or any amendment or supplement thereto.

(c)   The documents that are incorporated by reference in the Base Prospectus, the Prospectus Supplement and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(d)   No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus or the Prospectus Supplement or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Lead Placement Agent and, if requested by the Lead Placement Agent, will prepare and furnish without charge to the Lead Placement Agent an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Placement Agent consists of the information described as such in Section 3(b) above.

(e)   Since March 31, 2003, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “Exchange Act Filings”).  The Company has delivered or made available to each Placement Agent true and complete copies of the Exchange Act Filings, except for such exhibits and incorporated documents.  As of their respective dates, the Exchange Act Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the Securities Act Rules and Regulations or Exchange Rules and Regulations, as the case may be, applicable to the Exchange Act Filings, and none of the Exchange Act Filings, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Exchange Act Filings complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

(f)    Except for Sonus Pharma, Limited, a wholly-owned subsidiary of the Company organized under the laws of the United Kingdom (the “Subsidiary”), the Company does not own, and at the Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity. The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is, and at the Closing date will be, a limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. The Company and the Subsidiary have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Registration Statement and the Prospectus. The Company and the Subsidiary are, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as foreign corporations in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and the Subsidiary, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of the Subsidiary. Neither the Company nor the Subsidiary are, or at the Closing Date will be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws (or any analogous documents) of the Company and the Subsidiary and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(g)   As of the date hereof, the authorized capital stock of the Company consists of (a) 75,000,000 shares of Common Stock, par value $.001 per share, of which 30,652,764 shares are issued and outstanding, 3,826,567 shares are reserved for issuance upon exercise of stock options outstanding under the Company’s employee and director stock option plans, 1,630,534 shares are reserved for grants of rights to purchase under the Company’s employee and director stock option plans, 25,135 shares are reserved for issuance pursuant to the Company’s 401(k) plan, 100,000 shares are reserved for issuance pursuant to the Company’s employee stock purchase plan, which is subject to stockholder approval, and 4,480,377 shares are reserved for issuance under warrants issued by the Company on June 15, 2001, January 18, 2002, July 28, 2003, August 15, 2005 and October 17, 2005; and (b) 5,000,000 shares of preferred stock, par value $.001 per share, 500,000 of which shares are designated Series A Junior Participating Preferred Stock, par value $.001 per share, none of which are issued and outstanding. Except as disclosed in this paragraph, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; and no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company included or incorporated by reference in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.

(h)   The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Securities Act, the Exchange Act, the Exchange Act Rules and Regulations or the Securities Act Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Securities Act Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected financial and statistical data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

(i)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of outstanding warrants or options to purchase the Company’s Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor or the issuance of shares of Common Stock issued under the ESPP or the Plan, all as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor the Subsidiary has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or the Subsidiary entered into nor will it enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(j)    The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(k)   Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, or the Subsidiary or any of their officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be excepted to have a Material Adverse Effect.

(l)    Each of the Company and the Subsidiary has, and at the Closing Date will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, no other party under any contract or other instrument to which it or the Subsidiary is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary is, or at the Closing Date will be, in violation of any provision of its certificate or articles of organization or by-laws (or any analogous documents) or other organizational documents.

(m)  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Securities Act or the Securities Act Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the public offering of the Shares.

(n)   The Company has full corporate power and authority to enter into this Agreement and each Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. Each Purchase Agreement has been duly authorized and, as of the Closing Date, will have been executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Escrow Agreement has been duly authorized and, as of the Closing Date, will have been executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The performance of this Agreement, the Purchase Agreements and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws (or any analogous documents) of the Company or the Subsidiary, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or material lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or the Subsidiary.

(o)   The Company and the Subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the

Company or the Subsidiary. The Company and the Subsidiary have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and the Subsidiary own or lease all such properties as are necessary to their respective operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

(p)   There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or the Subsidiary is a party have been duly authorized, executed and delivered by the Company or the Subsidiary, constitute valid and binding agreements of the Company or the Subsidiary and are enforceable against and by the Company or the Subsidiary in accordance with the terms thereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(q)   No relationship, direct or indirect, exists between or among the Company or the Subsidiary, on the one hand, and the directors, officers, customers or suppliers of either the Company and/or the Subsidiary, or the stockholders of the Company, on the other hand, which is required to be described in the Prospectus and is not so described.

(r)    No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 6 of this Agreement to be delivered to the Placement Agents was or will be, when made, inaccurate, untrue or incorrect.

(s)   The Company has not distributed, and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t)    No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(u)   The Common Stock is registered under Section 12(g) of the Exchange Act and the Company has filed a notice to list the Shares on the Nasdaq National Market (“NNM”) subject to notice of issuance of the Shares.

(v)   Except as disclosed in or specifically contemplated by the Prospectus (i) each of the Company and the Subsidiary owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case sufficient to conduct its business as now conducted and as now proposed to be conducted, and to the best of the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or the Subsidiary is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or the Subsidiary of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or the Subsidiary with respect to, any Intellectual Property where such infringement could have a Material Adverse Effect, (iv) there is no claim being made against the Company or the Subsidiary or, to the best of the Company’s knowledge, any employee of the Company or the Subsidiary, regarding Intellectual Property or other infringement that could have a Material Adverse Effect, and (v) neither the Company nor the Subsidiary have received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or the Subsidiary, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) could have a Material Adverse Effect.

(w)  Each of the Company and the Subsidiary have filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor the Subsidiary has any tax deficiency that has been or, to the best of the Company’s knowledge, might be asserted or threatened against it that could have a Material Adverse Effect.

(x)    The Company and the Subsidiary own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the best of the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed, and the each of Company and the Subsidiary is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

(y)   Each of the Company and the Subsidiary maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(z)    The tests and preclinical and clinical studies conducted by or on behalf of the Company or the Subsidiary that are described in the Registration Statement and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards and principles, and all applicable laws and regulations; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or on behalf of the Company or the Subsidiary contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other trials, studies, or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; neither the Company nor the Subsidiary has received any written notice or correspondence from the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by or on behalf of the Company or the Subsidiary, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Subsidiary has received any written notices or correspondence from any third party concerning the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by others on the existing products of the Company or the Subsidiary or the products described in the Registration Statement and the Prospectus as being under development, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

(aa)         Each of the (i) Collaboration and License Agreement by and between Schering AG (“Schering”) and the Company dated as of October 17, 2005 and (ii) Registration Rights Agreement by and among the Company, Schering and Schering Berlin Venture Corporation dated as of October 17, 2005 (the “Schering Registration Rights Agreement”) has been duly authorized by all necessary corporation action of the Company, has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties to such agreement, is a valid, binding and enforceable obligation of the Company except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(bb)         Neither the Company nor the Subsidiary has nor, to the best of the Company’s knowledge, any of their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(cc)         Neither the Company nor the Subsidiary nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiary and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA.

(dd)         The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where a failure to comply with such requirements, statutes, rules, regulations or guidelines could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(ee)         Neither the Company nor the Subsidiary nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)           Each of the Company and the Subsidiary is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor the Subsidiary is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiary.  There is no strike or other labor dispute involving the Company or the Subsidiary pending, or to the best of the Company’s knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees or the employees of the Subsidiary.  The Company is not aware that any of the Company’s or the Subsidiary’s officers or key employees, or that any group of officers or key employees, intends to terminate their employment with the Company or the Subsidiary, as applicable, nor does the Company or the Subsidiary have a present intention to terminate the employment of any of the foregoing.

(gg)         Except as set forth in the Registration Statement and Prospectus, the Company does not have any Employee Benefit Plans, as such term is defined in the Employee Retirement Security Act of 1974, as amended. The Company is in compliance in all material respects with all presently applicable requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including the regulations and published interpretations thereunder; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)         Each of the Company and the Subsidiary (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

(ii)           Neither the Company or the Subsidiary has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(jj)           The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiary. The Company and the Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) (the “Controls”), which (i) are designed to ensure that material information relating to the Company, including the Subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(ll)           Based on the evaluation of the Controls, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting that is reasonably likely to adversely affect the Company’s or the Subsidiary’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Subsidiary’s internal control over financial reporting.

(mm)       Since the date of the most recent evaluation of the Controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies or material weaknesses.

(nn)         The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NNM that pertain thereto that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NNM that pertain thereto upon the effectiveness of such provisions.

(oo)         To the best of the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors, or 10% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(pp)         The Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Shares.

4.     Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:

(a)   The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have objected thereto in good faith.

(b)   The Company will notify the Placement Agents promptly, and will confirm such advice in writing, (i)  when any post-effective amendment to the Registration Statement relating to the sales of the Shares becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating to the sales of the Shares, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or the initiation of any proceedings for that purpose or the threat thereof relating to the sales of the Shares, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading in any material respect, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus relating to the sales of the Shares. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Securities Act Rules and Regulations or has omitted any information from the Base Prospectus pursuant to Rule 430B or Rule 430C of the Securities Act Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A, Rule 430B or Rule 430C, as applicable, and notify the Placement Agents promptly of all such filings to the extent related to the sale of the Shares. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Securities Act Rules and Regulations.

(c)   The Company will furnish to each Placement Agent, without charge, one signed copy of each of the Registration Statement and of any post-effective amendment thereto relating to a sale of the Shares, including financial statements and schedules, and all exhibits thereto and will furnish to each Placement Agent, without charge, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d)   The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)   From time to time, the Company will deliver to the Placement Agents, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Placement Agents should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading in any material respects, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Placement Agents, without charge, such number of copies of such supplement or amendment to the Prospectus as the Placement Agents may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Lead Placement Agent after reasonable notice thereof.

(f)    Prior to any public offering of the Shares, the Company will cooperate with the Placement Agents and counsel to the Placement Agents in connection with the registration or qualification of the

Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)   The Company will, so long as required under the Securities Act Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail.

(h)   During the period of one year commencing on the Closing Date, the Company will furnish or make available to the Placement Agents copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock.

(i)    The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Securities Act Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(j)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Placement Agents all reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to reasonable costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, each Prospectus Supplement, the Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested by the Placement Agents for use in connection with the offering and sale of the Shares, (iv) the listing of the Shares on the NNM, (v) any filings required to be made by the Placement Agents or the Company with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Placement Agents in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Placement Agents in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and of the Accountants, (viii) the transfer agent for the Shares, (ix) the Escrow Agent and (x) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective Investors. The Company shall reimburse the Placement Agents, upon request, for all out-of-pocket costs and expenses promptly following receipt by the Company promptly upon receipt by the Company of invoices from the Placement Agents.

(k)   The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(l)    The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(m)  During the period beginning from the date hereof and continuing to and including the date 90 days after the Closing Date, without the prior written consent of the Lead Placement Agent, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option plans, the ESPP and the Plan, all as disclosed and described in the Prospectus, or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that if (a) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 4(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(n)   During the period beginning from the date hereof and continuing and including the date 90 days after the Closing Date, the Company will not, without the prior written consent of Lead Placement Agent, grant options to purchase shares of Common Stock at a price less than the fair market value of such shares of Common Stock on the date of grant. During the period beginning from the date hereof and continuing and including the date 90 days after the Closing Date, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of the Lead Placement Agent; provided, however, that the foregoing shall not apply to the Company’s filing of a registration statement relating to shares of Common Stock pursuant to and in accordance with the terms and conditions of the Schering Registration Rights Agreement.

(o)   The Company will cause each of its officers and directors to enter into lock-up agreements with the Placement Agents to the effect that they will not, without the prior written consent of the Lead Placement Agent, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Exhibit B hereto.

5.     Further Agreements of the Company.

(a)   The Company represents and agrees that, without the prior written consent of the Placement Agent, and the Placement Agent represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and the Placement Agent is listed on Schedule I and herein called a “Permitted Free Writing Prospectus”.

(b)   The Company agrees that is has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filings where required and legending.

6.     Conditions of the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)   All filings required by Rule 424, Rule 430A, Rule 430B and rule 430C of the Securities Act Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)   (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Lead Placement Agent and the Lead Placement Agent does not object thereto in good faith, and (v) the Placement Agents shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this Section 6(b).

(c)   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or the Subsidiary, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Lead Placement Agent any such development makes it impracticable or inadvisable to consummate the offering of the Shares.

(d)   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, the Subsidiary, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Lead Placement Agent, have a Material Adverse Effect or if, in the judgment of the Lead Placement Agent, any such development makes it impracticable or inadvisable to consummate the offering of the Shares.

(e)   Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(f)    The Placement Agents shall have received an opinion, dated the Closing Date, satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents, from Stradling Yocca Carlson & Rauth, counsel to the Company, with respect to the following matters:

(i)            The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owed or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary and where the failure to be licensed or qualified would have a material and adverse effect on the business or financial condition of the Company.

(ii)           All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and to the knowledge of such counsel are fully paid and nonassessable, were issued in compliance in all material respects with requirements of federal and applicable state securities laws, and, to the knowledge of such counsel, were not issued in violation of or subject to any preemptive or similar rights;

(iii)          The Shares have been duly authorized and, when issued and paid for as contemplated by this Agreement and the respective Purchase Agreements, will be validly issued, fully paid and nonassessable; and, to the knowledge of such counsel, no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof.

(iv)          The authorized, issued and outstanding capital stock of the Company is as set forth in this Agreement (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities, options or warrants referred to in the Agreement). To such counsel’s knowledge, except as disclosed in or specifically contemplated by this Agreement, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company. The description of the capital stock of the Company incorporated by reference in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

(v)           To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

(vi)          No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement or the respective Purchase Agreements, except such as have been obtained or made under the Securities Act or the Securities Act Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the offering by the Placement Agents of the Shares.

(vii)         The Company has full corporate power and authority to enter into this Agreement and the Purchase Agreements. This Agreement and each Purchase Agreement have been duly authorized, executed and delivered by the Company.

(viii)        The execution and delivery of this Agreement, the Escrow Agreement and the Purchase Agreements, the compliance by the Company with all of the respective terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby (A) do not contravene any provision of the certificate of incorporation or by-laws of the Company, (B) to such counsel’s knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Subsidiary pursuant to the terms and provisions of, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any agreement filed by the Company or incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or in any filing with the Commission made thereafter, or (C) violate or conflict with (i) any judgment, ruling, decree or order known to such counsel or (ii) any law, statute, rule or regulation of the State of California or the State of Delaware, or any federal law, statute, rule or regulation, of a type which are typically applicable to transactions similar to the transactions contemplated by this Agreement, the Escrow Agreement and the Purchase Agreements.

(ix)           To the knowledge of such counsel, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained or incorporated by reference in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Securities Act and the Securities Act Rules and Regulations.

(x)            The statements under the captions (A) “Risk Factors – We will need additional capital in the future, and if it is not available on terms acceptable to us, or at all, we would have to scale back our expenditures and our development and commercialization activities,” Risk Factors – We depend on third parties for funding, clinical development, manufacturing and distribution of TOCOSOL Paclitaxel,” “Risk Factors – We rely on third party suppliers and manufacturers to produce products that we develop and failure to retain such suppliers and manufacturers would adversely impact our ability to commercialize our products,” “Risk Factors – Failure to satisfy Nasdaq National Market Listing requirements may result in our common stock being delisted from the Nasdaq National Market” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Collaboration and License Agreement with Schering AG” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Commission which is incorporated by reference into the Prospectus; (B) “Schering Collaboration” in the Registration Statement; and (C) “10b5-1 Trading Plans and Share Retention Policies” and “Change in Control Agreements” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission regarding the Company’s 2006 Annual Meeting of Stockholders which is incorporated by reference into the Prospectus, in each case, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly summarize in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel that leads them to believe that such representations are not true and correct in all material respects).

(xi)           The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, after giving effect to the transactions contemplated hereby and the Purchase Agreement, the Company will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

(xii)          To such counsel’s knowledge, no holder of securities of the Company has rights, which have not been waived, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

(xiii)         The Registration Statement has become effective under the Securities Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, or to such counsel’s knowledge, is threatened or contemplated.

(xiv)        The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations (other than the financial statements, schedules and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

(xv)         The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial or statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

In rendering such opinion, such counsel may rely upon as to matters of local law on opinions of counsel satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents, provided that the opinion of counsel to the Company shall state that they are doing so, that they have no reason to believe that they and the Placement Agent are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

In addition, such counsel shall state that in connection with such counsel’s participation in the preparation of the Registration Statement and Prospectus, but without independent check or verification, such counsel has no reason to believe that, as of the Effective Date of the Registration Statement, or any amendment thereto, (other than the financial statements, schedules and other financial or statistical data contained or incorporated by reference therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial or statistical data contained or incorporated by reference therein, as to which such counsel need express no belief).

(g)   The Placement Agents shall have received an opinion, dated the Closing Date, from Goodwin Procter LLP, counsel to the Placement Agents, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Lead Placement Agent.

(h)   Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery, addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents, confirming that they are independent accountants with respect to the Company and the Subsidiary as required by the Securities Act and the Exchange Act and the Securities Act Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

(i)    At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agents, to the effect that:

(i)            Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii)           Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects.

(iii)          Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(j)    On or prior to the Closing Date, the Placement Agents shall have received the executed agreements referred to in Section 4(o).

(k)   The Company shall have directed its transfer agent to place stop transfer restrictions upon the shares of Common Stock subject to the executed agreements referred to in Section 4(o), and such transfer agent shall have delivered written confirmation to the Lead Placement Agent of the effectiveness of such stop transfer restrictions in form and substance acceptable to the Lead Placement Agent.

(l)    The Shares shall be qualified for sale in such jurisdictions as the Placement Agents may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(m)  Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

(n)   The Company shall have furnished to the Lead Placement Agent such certificates, in addition to those specifically mentioned herein, as the Lead Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

7.     Indemnification.

(a)   The Company will indemnify and hold harmless each Placement Agent, the directors, officers, employees and agents of each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)   Each Placement Agent will, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Placement Agent, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement Agent furnished in writing to the Company by such Placement Agent expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in the under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Placement Agent might otherwise have.

(c)   Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d)   If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Fee received by the Placement Agents pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no case shall a Placement Agent be required to contribute any amount in excess of the Fee received by such Placement Agent pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)   The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agents, (ii) acceptance by the Investors of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8.     Reimbursement of Certain Expenses. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse the Placement Agents on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 7, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

9.     Termination.

(a)   The obligations of the Placement Agents under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Lead Placement Agent, without liability on the part of the Placement Agents to the Company if in the sole judgment of the Lead Placement Agent, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, (ii) trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the Nasdaq Stock Market, (iii) a general banking moratorium shall have been declared by either federal, New York State or the State of Washington authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Lead Placement Agent, impracticable or inadvisable to proceed with completion of the placement of the Shares.

(b)   If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to the Placement Agents except as provided in Sections 4(j), 6 and 7 hereof; but, if for any other reason this Agreement is terminated or the placement of the Shares is not consummated, other than as a result of a breach or default by any of the Placement Agents that is not otherwise cured, or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Placement Agents for all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Placement Agents) incurred by the Placement Agents in connection with this Agreement or the offering contemplated hereunder.

10.   No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that:  (a) the purchase and sale of the Shares pursuant to this Agreement and the Purchase Agreements, including the determination of the public offering price), is an arm’s-length commercial transaction between the Company, on the one hand, and the several Investors, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Placement Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (b) no Placement Agent has assumed or will assume (i) an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby, by the Purchase Agreements or the process leading to such transactions (irrespective of whether such Placement Agent has advised or is currently advising the Company on other matters) or (ii) any other obligation to the Company except the obligations expressly set forth in this Agreement or the Purchase Agreements; (d) the several Placement Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Placement Agents have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as no such relationship exists in connection with the transactions contemplated by this Agreement; and (e) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

11.   Miscellaneous.

(a)   Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 22026 20th Avenue SE, Bothell, Washington 98021, Attention: Chief Executive Officer, with a copy to K.C. Schaaf, Esq., Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660, or (b) if to the Placement Agents, at the offices of (i) Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, (ii) Punk, Ziegel & Company, L.P., 520 Madison Avenue, New York, NY 10022, Attention: John Bligh, CFO, and (iii) ThinkEquity Partners LLC, 31 West 52nd Street, Suite 1700, New York, NY 10019, Attention: Health Care Investment Banking, with a copy to Mitchell S. Bloom, Esq., Goodwin Procter LLP, 53 State Street, Exchange Place, Boston, MA 02109. Any such notice shall be effective only upon receipt. Any notice under Section 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

(b)   This Agreement has been and is made solely for the benefit of the Placement Agents, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

(c)   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agents, or any of them, with respect to the subject matter hereof.

(d)   This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(e)   This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

(f)    In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)   Each of the Company and the Placement Agents hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Signature Page to Placement Agency Agreement

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agents.

Very truly yours,

SONUS PHARMACEUTICALS, INC.

By:
Title:

Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, LLC

By:
Title:

PUNK, ZIEGEL & COMPANY, L.P.

By:
Title

THINKEQUITY PARTNERS LLC

By:
Title